Form T-3 – Exhibit T3G


Mongolian Mining Corporation (Cayman Islands)
100%
Mongolian Coal Corporation Limited (Hong Kong)
100%
100%
51%
Mongolian Coal Corporation S.à.r.l (Luxembourg)
Baruun Naran S.à.r.l (Luxembourg)
Tianjin Zhengcheng Import and Export Trade Co. Ltd (China)
100%
100%
Energy Resources Corporation LLC (Mongolia)
Khangad Exploration LLC (Mongolia)
100%
Energy Resources LLC (Mongolia)
100%
100%
100%
100%
100%
100%
Energy Resources Rail LLC (Mongolia)
Gobi Road LLC (Mongolia)
Tavan Tolgoi Airport LLC (Mongolia)
Enres-technology LLC (Mongolia)
Ukhaa Khudag Water Supply LLC (Mongolia)
United Power LLC (Mongolia)